Exhibit 3.3

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

IGP OPERATING PARTNERSHIP, Lp

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First: The name of the limited partnership is IGP Operating Partnership, LP.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19801. The name of the Registered Agent at such address is Corporation Service Company.

Third: The name and mailing address of the general partner are as follows: Innovative Greenhouse Properties, Inc., 17190 Bernardo Center Drive, San Diego, California 92128.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership this 17th day of June, 2016.

INNOVATIVE GREENHOUSE PROPERTIES, INC.
General Partner

By:	/s/ Paul Smithers
Paul Smithers
Chief Executive Officer

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE

OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is: IGP OPERATING PARTNERSHIP, LP

SECOND: Articles 1&3 of the Certificate of Limited Partnership shall be amended as follows:

FIRST: The name of the limited partnership is changed to be IIP Operating Partnership, LP.
THIRD: The name of the general partner is changed to Innovative Industrial Properties, Inc.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 3rd day of August, A.D. 2016.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Paul Smithers
General Partner

Name:	Paul Smithers, Chief Executive Officer
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